UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 21, 2008

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information disclosed below under Item 5.02 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 21, 2008, Robin L. Washington was appointed to the Board of Directors of the Company by unanimous vote of the Company's directors.  In addition, the Board, acting pursuant to the authority granted to it by MIPS Technologies' Certificate of Incorporation, increased the size of the Board from seven to eight directors and appointed Ms. Washington to fill the vacancy created by such increase.  Ms. Washington will serve as a Class I Director, with her term expiring at the Company's annual meeting in 2008.  Ms. Washington was appointed to the Audit & Corporate Governance Committee of the Board of Directors commencing with the Committee's regular April 2008 meeting.

Ms. Washington  has entered into the Company's standard Indemnification Agreement, and a compensatory plan outlined in an offer letter.  For more complete information, you are referred to the full text of the offer letter which is attached to this Form 8-K as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

99.01	Offer Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: April 25, 2008	By:	/s/ STUART J. NICHOLS
Name: Stuart J. Nichols
Title: Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.01	Offer Letter